EXHIBIT 99.1

Quanex Building Products Announces First Quarter 2022 Results and Provides Full Year 2022 Guidance

Robust Revenue Growth Across All Operating Segments
Balance Sheet & Liquidity Remain Strong
FY22 Guidance Points to Another Record Year of Revenue and Earnings

HOUSTON, March 03, 2022 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended January 31, 2022.

The Company reported the following selected financial results:

	Three Months Ended January 31,
($ in millions, except per share data)	2022	2021
Net Sales	$267.0	$230.1
Gross Margin	$55.2	$53.8
Gross Margin %	20.7%	23.4
Net Income	$11.2	$7.9
Diluted EPS	$0.34	$0.24

Adjusted Net Income	$11.3	$9.0
Adjusted Diluted EPS	$0.34	$0.27
Adjusted EBITDA	$24.4	$24.3
Adjusted EBITDA Margin %	9.1%	10.6%

Cash Used for Operating Activities	($21.7)	($3.4)
Free Cash Flow	($29.0)	($8.6)
(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and Free Cash Flow Reconciliation table for additional information)

George Wilson, President and Chief Executive Officer, stated, “Overall, we are pleased with our results for the first quarter of 2022, especially considering the challenges related to inflation and the supply chain. Demand was healthy during the quarter and we were able to report solid revenue growth. Labor absenteeism, caused by the Omicron variant, and supply chain challenges impacted the quarter, but these issues have started to stabilize. Rapid cost escalation and the time lags related to the contractual pricing mechanisms for passing through cost increases on certain raw materials to our customers in North America also played a role in margin compression during the first quarter. The rate of inflation is currently our biggest challenge, but we expect inflationary pressures to subside in the second half of the year, which should allow for margin expansion at that time.

“As is typical, we were a net borrower during the first quarter, but our balance sheet and liquidity remain strong. We are well-positioned and have the flexibility to consider multiple options as we continue to navigate the path towards creating value for shareholders. In the near-term we will stay focused on executing our plan, paying down debt and opportunistically repurchasing our stock. Our expectation is that we will be debt free by the end of our current fiscal year.” (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

First Quarter 2022 Results Summary

The Company reported net sales of $267.0 million during the three months ended January 31, 2022, which represents year-over-year growth of 16.0%. The increase was largely attributable to volume increases in the fenestration segments combined with higher prices related to the pass through of raw material cost inflation. More specifically, Quanex realized net sales growth of 14.5% in its North American Fenestration segment, 15.5% in its North American Cabinet Components segment and 18.6% in its European Fenestration segment, excluding the foreign exchange impact. (See Sales Analysis table for additional information)

The increase in earnings for the three months ended January 31, 2022 was attributable to continued strong demand, operational efficiency gains and increased pricing; however, a decrease in margin percentage was driven by inflationary pressures and supply chain challenges.

Balance Sheet & Liquidity Update

As of January 31, 2022, Quanex had total debt of $78.0 million and its leverage ratio of Net Debt to LTM Adjusted EBITDA was 0.4x.   (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

The Company’s liquidity decreased slightly to $289.2 million as of January 31, 2022, consisting of $31.7 million in cash on hand plus availability under its Senior Secured Revolving Credit Facility due 2023, less letters of credit outstanding.

Share Repurchases

Quanex’s Board authorized a $75 million share repurchase program in December of 2021. Repurchases under this program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements, and other relevant factors. The Company did not repurchase any shares of common stock during the three months ended January 31, 2022.

Outlook

George Wilson, President and Chief Executive Officer, commented, “Demand remains healthy, but the rate of inflation continues to cause pressure on margins.  However, based on our improvements in labor performance, the expected continuation of our pass-through pricing strategy, conversations with our customers, and the latest macro data, we are now comfortable providing guidance for fiscal 2022, which points to another record year of revenue and earnings. We expect high-single digit revenue growth in our North American Fenestration segment, low to mid-single digit revenue growth in our North American Cabinet Components segment and mid-single digit revenue growth in our European Fenestration segment. Overall, on a consolidated basis and assuming the current inflation and supply chain challenges do not worsen materially, we estimate this will equate to net sales of $1.13 billion to $1.15 billion, which we expect will generate approximately $135 million to $140 million in Adjusted EBITDA* in fiscal 2022.   Due to the current inflationary environment, we expect revenue growth to be mostly driven by price as opposed to increased volume and we expect some margin expansion in the second half of the year.”

*When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort. Certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes.

Conference Call and Webcast Information

The Company has scheduled a conference call for Friday, March 4, 2022, at 11:00 a.m. ET (10:00 a.m. CT).   To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 2054849, and ask for the Quanex call a few minutes prior to the start time. A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events. A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through March 11, 2022. To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 2054849.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.   For more information contact Scott Zuehlke, Senior Vice President, Chief Financial Officer & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage.   In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement. Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures. Quanex uses the Free Cash Flow metric to measure operational and cash management performance and assist with financial decision-making.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of the Company’s residual cash flow available for discretionary expenditures. Quanex believes Free Cash Flow is useful to investors in understanding and evaluating the Company’s financial and cash management performance. Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies. Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics, such as the recent COVID-19 pandemic) on the economy and the demand for Quanex’s products, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations.   Actual results or events may differ materially from this release.   For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,
	2022	2021

Net sales	$267,040	$230,147
Cost of sales	211,834	176,397
Selling, general and administrative	30,823	30,861
Restructuring charges	-	39
Depreciation and amortization	10,257	11,015
Operating income	14,126	11,835
Interest expense	(523)	(751)
Other, net	54	192
Income before income taxes	13,657	11,276
Income tax expense	(2,418)	(3,424)
Net income	$11,239	$7,852

Earnings per common share, basic	$0.34	$0.24
Earnings per common share, diluted	$0.34	$0.24

Weighted average common shares outstanding:
Basic	33,124	32,872
Diluted	33,298	33,212

Cash dividends per share	$0.08	$0.08

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2022	October 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$31,719	$40,061
Accounts receivable, net	99,355	108,309
Inventories, net	117,384	92,529
Prepaid and other current assets	11,621	8,148
Total current assets	260,079	249,047
Property, plant and equipment, net	175,294	178,630
Operating lease right-of-use assets	50,700	52,708
Goodwill	147,793	149,205
Intangible assets, net	78,750	82,410
Other assets	5,656	5,323
Total assets	$718,272	$717,323

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$75,457	$86,765
Accrued liabilities	39,564	56,156
Income taxes payable	7,473	6,038
Current maturities of long-term debt	836	846
Current operating lease liabilities	8,298	8,196
Total current liabilities	131,628	158,001
Long-term debt	76,691	52,094
Noncurrent operating lease liabilities	43,415	45,367
Deferred pension and postretirement benefits	4,658	4,737
Deferred income taxes	22,597	21,965
Other liabilities	14,784	15,377
Total liabilities	293,773	297,541
Stockholders’ equity:
Common stock	373	373
Additional paid-in-capital	250,204	254,162
Retained earnings	268,370	259,718
Accumulated other comprehensive loss	(24,929)	(21,770)
Treasury stock at cost	(69,519)	(72,701)
Total stockholders’ equity	424,499	419,782
Total liabilities and stockholders' equity	$718,272	$717,323

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (In thousands) (Unaudited)

	Three Months Ended January 31,
	2022	2021
Operating activities:
Net income	$11,239	$7,852
Adjustments to reconcile net income to cash used for operating activities:
Depreciation and amortization	10,257	11,015
Stock-based compensation	552	523
Deferred income tax	854	1,925
Other, net	1,218	3,189
Changes in assets and liabilities:
Decrease in accounts receivable	8,340	7,103
Increase in inventory	(25,318)	(14,061)
Increase in other current assets	(3,534)	(873)
Decrease in accounts payable	(8,391)	(14,577)
Decrease in accrued liabilities	(18,248)	(2,692)
Increase (decrease) in income taxes payable	1,391	(2,790)
Decrease in deferred pension and postretirement benefits	(80)	(52)
Increase (decrease) in other long-term liabilities	404	(399)
Other, net	(335)	442
Cash used for operating activities	(21,651)	(3,395)
Investing activities:
Capital expenditures	(7,370)	(5,246)
Proceeds from disposition of capital assets	10	64
Cash used for investing activities	(7,360)	(5,182)
Financing activities:
Borrowings under credit facilities	28,000	-
Repayments of credit facility borrowings	(3,000)	(5,000)
Repayments of other long-term debt	(228)	(541)
Common stock dividends paid	(2,587)	(2,637)
Issuance of common stock	55	10,030
Payroll tax paid to settle shares forfeited upon vesting of stock	(1,383)	(492)
Purchase of treasury stock	-	(1,927)
Cash provided by (used for) financing activities	20,857	(567)
Effect of exchange rate changes on cash and cash equivalents	(188)	949
Decrease in cash and cash equivalents	(8,342)	(8,195)
Cash and cash equivalents at beginning of period	40,061	51,621
Cash and cash equivalents at end of period	$31,719	$43,426

QUANEX BUILDING PRODUCTS CORPORATION FREE CASH FLOW AND NET DEBT RECONCILIATION (In thousands) (Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended January 31,
	2022	2021
Cash used for operating activities	(21,651)	$(3,395)
Capital expenditures	(7,370)	(5,246)
Free Cash Flow	$(29,021)	$(8,641)

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.

	As of January 31,
	2022	2021
Revolving Credit Facility	$63,000	$98,000
Finance Lease Obligations	15,048	15,619
Total Debt (1)	78,048	113,619
Less: Cash and cash equivalents	31,719	43,426
Net Debt	$46,329	$70,193

(1) Excludes outstanding letters of credit.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
Reconciliation of Adjusted Net Income and Adjusted EPS	January 31, 2022			January 31, 2021
	Net Income	Diluted EPS		Net Income	Diluted EPS
Net income as reported	$11,239	$0.34		$7,852	$0.24
Net Income reconciling items from below	33	-		1,157	0.03
Adjusted net income and adjusted EPS	$11,272	$0.34		$9,009	$0.27

Reconciliation of Adjusted EBITDA	Three Months Ended January 31, 2022			Three Months Ended January 31, 2021

	Reconciliation			Reconciliation
Net income as reported	$11,239			$7,852
Income tax expense	2,418			3,424
Other, net	(54)			(192)
Interest expense	523			751
Depreciation and amortization	10,257			11,015
EBITDA	24,383			22,850
EBITDA reconciling items from below	-			1,478
Adjusted EBITDA	$24,383			$24,328

Reconciling Items	Three Months Ended January 31, 2022			Three Months Ended January 31, 2021
	Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$267,040	$-		$230,147	$-
Cost of sales	211,834	-		176,397	-
Selling, general and administrative	30,823	-		30,861	(1,439)	(1)
Restructuring charges	-	-		39	(39)	(2)
EBITDA	24,383	-		22,850	1,478
Depreciation and amortization	10,257	-		11,015	-
Operating income	14,126	-		11,835	1,478
Interest expense	(523)	-		(751)	-
Other, net	54	41	(3)	192	78	(3)
Income before income taxes	13,657	41		11,276	1,556
Income tax expense	(2,418)	(8)	(4)	(3,424)	(399)	(4)
Net income	$11,239	$33		$7,852	$1,157

Diluted earnings per share	$0.34			$0.24

(1) Transaction and advisory fees, $1.4 million related to the loss on a sale of a plant.
(2) Restructuring charges related to the closure of manufacturing plant facilities.
(3) Foreign currency transaction losses.
(4) Impact on a with and without basis.

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides gross margin, operating (loss) income, EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.

	NA Fenestration	EU Fenestration	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended January 31, 2022
Net sales	$146,631	$58,914	$62,353	$(858)	$267,040
Cost of sales	115,964	41,227	55,073	(430)	211,834
Gross Margin	30,667	17,687	7,280	(428)	55,206
Gross Margin %	20.9%	30.0%	11.7%		20.7%
Selling, general and administrative	14,377	7,303	5,270	3,873	30,823
Depreciation and amortization	4,139	2,569	3,463	86	10,257
Operating income (loss)	12,151	7,815	(1,453)	(4,387)	14,126
Depreciation and amortization	4,139	2,569	3,463	86	10,257
EBITDA	16,290	10,384	2,010	(4,301)	24,383
Adjusted EBITDA	$16,290	$10,384	$2,010	$(4,301)	$24,383
Adjusted EBITDA Margin %	11.1%	17.6%	3.2%		9.1%

Three months ended January 31, 2021
Net sales	$128,116	$49,091	$53,994	$(1,054)	$230,147
Cost of sales	99,393	31,791	45,874	(661)	176,397
Gross Margin	28,723	17,300	8,120	(393)	53,750
Gross Margin %	22.4%	35.2%	15.0%		23.4%
Selling, general and administrative	12,370	6,595	4,863	7,033	30,861
Restructuring charges	39	-	-	-	39
Depreciation and amortization	5,111	2,518	3,270	116	11,015
Operating income (loss)	11,203	8,187	(13)	(7,542)	11,835
Depreciation and amortization	5,111	2,518	3,270	116	11,015
EBITDA	16,314	10,705	3,257	(7,426)	22,850
Loss on sale of plant	-	-	-	1,439	1,439
Restructuring charges	39	-	-	-	39
Adjusted EBITDA	$16,353	$10,705	$3,257	$(5,987)	$24,328
Adjusted EBITDA Margin %	12.8%	21.8%	6.0%		10.6%

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended January 31,
	2022	2021

NA Fenestration:
United States - fenestration	$128,367	$112,300
International - fenestration	9,136	7,778
United States - non-fenestration	6,716	5,398
International - non-fenestration	2,412	2,640
	$146,631	$128,116
EU Fenestration (1):
International - fenestration	$44,621	$41,354
International - non-fenestration	14,293	7,737
	$58,914	$49,091
NA Cabinet Components:
United States - fenestration	$3,765	$2,974
United States - non-fenestration	57,767	50,502
International - non-fenestration	821	518
	$62,353	$53,994
Unallocated Corporate & Other:
Eliminations	$(858)	$(1,054)
	$(858)	$(1,054)

Net Sales	$267,040	$230,147

(1) Reflects reduction of $0.6 million in revenue associated with foreign currency exchange rate impacts for the three months ended January 31, 2022.